EXHIBIT 21


                             ST. JUDE MEDICAL, INC.

                         SUBSIDIARIES OF THE REGISTRANT

St. Jude Medical, Inc. Wholly Owned Subsidiaries:

o Pacesetter, Inc. - Sylmar, California, Scottsdale, Arizona, and Maven, South Carolina (Delaware corporation) (doing business as St. Jude Medical Cardiac Rhythm Management Division)
o St. Jude Medical S.C., Inc. - St. Paul, Minnesota (Minnesota corporation)
         - Lifeline Medical Systems, Inc. (Illinois corporation) (wholly owned subsidiary of St. Jude Medical S.C., Inc.)
o St. Jude Medical Sales Corporation - St. Paul, Minnesota (Barbados corporation)
o St. Jude Medical Europe, Inc. - St. Paul, Minnesota (Delaware corporation)
         -        Brussels, Belgium branch
o St. Jude Medical Canada, Inc. - Mississauga, Ontario and St. Hyacinthe, Quebec (Ontario, Canada corporation)
o        151703 Canada, Inc. - St. Paul, Minnesota (Ontario, Canada corporation)
o St. Jude Medical (Hong Kong) Limited - Kowloon, Hong Kong (Hong Kong corporation)
         -        Shanghai and Beijing, China representative offices
         -        Korean and Taiwan branch offices
         -        Mumbai, New Delhi, Calcutta and Chennai, India branch offices
o St. Jude Medical, Inc., Cardiac Assist Division - St. Paul, Minnesota (Delaware corporation) (Assets of St. Jude Medical, Inc., Cardiac Assist Division sold to Bard 1/19/96)
o St. Jude Medical Australia Pty., Ltd. - Sydney Australia (Australian corporation)
o St. Jude Medical Brasil, Ltda. - Sao Paulo and Belo Horizonte, Brazil (Brazilian corporation)
         - Telectronics Medica, Ltda. - Sao Paulo, Brazil (Brazilian corporation)
o Medical Telectronics, Ltd. - Auckland, New Zealand (New Zealand corporation)
o St. Jude Medical, Daig Division, Inc.- Minnetonka, Minnesota (Minnesota corporation) (formerly known as Daig Corporation)
o St. Jude Medical Colombia, Ltda. (Bogota, Colombia) (Colombian corporation)
o St. Jude Medical ATG, Inc. - Maple Grove, Minnesota (Minnesota corporation) (formerly known as St. Jude Medical Cardiovascular Group, Inc.)
o SJM International, Inc. - St. Paul, Minnesota (Delaware corporation) (formerly known as SJM Europe, Inc.)
         -        Tokyo, Japan branch


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SJM International Inc. Wholly Owned Subsidiaries

o St. Jude Medical Puerto Rico, Inc. - Caguas, Puerto Rico (Delaware corporation)
         - St. Jude Medical Puerto Rico Holding, B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Puerto Rico, Inc.)
                  - St. Jude Medical Japan KK (Japanese corporation) (wholly owned subsidiary of St. Jude Medical Puerto Rico Holding, B.V.)
                  - St. Jude Medical Nederland B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Puerto Rico Holding, B.V.)
                           - Telectronics B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Nederland B.V.)
                  - St. Jude Medical Netherlands Distribution AB (Swedish corporation headquartered in the Netherlands) (wholly owned subsidiary of St. Jude Medical Puerto Rico Holding, B.V.)
                           -        St. Jude Medical Puerto Rico B.V.
                                    (Netherlands corporation) (wholly owned
                                    subsidiary of St. Jude Medical Netherlands
                                    Distribution AB)
                                    -        Puerto Rico branch of St. Jude
                                             Medical Puerto Rico B.V.
                           - St. Jude Medical Coordination Center (Belgium branch of St. Jude Medical Netherlands Distribution AB)
o        St. Jude Medical AB (Swedish corporation) (formerly known as Pacesetter
         AB)
o        St. Jude Medical Sweden AB (Swedish corporation)
o        St. Jude Medical Danmark A/S (Danish corporation)
         - Telectronics Scandinavia Aps (Danish corporation) (wholly owned subsidiary of St. Jude Medical Danmark A/S)
o        St. Jude Medical Pacesetter Sales AB (Swedish corporation)
o        St. Jude Medical (Portugal) - Distribuicao de Produtos Medicos, Lda.
         (Portuguese corporation)
o        St. Jude Medical Export Ges.m.b.H. (Austrian corporation)
o        St. Jude Medical Medizintechnik Ges.m.b.H. (Austrian corporation)
o        St. Jude Medical Italia S.p.A. (Italian corporation)
o        N.V. St. Jude Medical Belgium, S.A. (Belgian corporation)
         -        Portugal branch
o        St. Jude Medical Espana, S.A. (Spanish corporation)
o        St. Jude Medical France S.A. (French corporation)
o        St. Jude Medical Finland O/y (Finnish corporation)
o        St. Jude Medical Sp.zo.o. (Polish corporation)
o        St. Jude Medical GmbH (German corporation)
o        St. Jude Medical UK Limited (United Kingdom corporation)
o        St. Jude Medical AG (Swiss corporation)


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